EXHIBIT 10.41 - COST SHARING AGREEMENT
                   FOR INFORMATION TECHNOLOGY DEVELOPMENT



This Cost Sharing Agreement ("Agreement") is made this 14th day of March, 2001 (the "Effective Date") by and among Erie Insurance Exchange by and through its Attorney-in-Fact Erie Indemnity Company, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property & Casualty Insurance Company and Erie Insurance Company of New York, which entities are the property and casualty insurers of the Erie Insurance Group.

WHEREAS, these insurers have undertaken to review in comprehensive detail the information technology requirements projected over the next several years which will be necessary to improve their respective business and customer interaction systems; and

WHEREAS, these insurers recognize that electronic commerce plays a critical role in remaining competitive in this industry, and it is essential that these companies move to a technological platform that is principally based on the use of Internet technology to conduct electronic commerce; and

WHEREAS, it is critical and a commercial necessity for these insurers to develop informational technology for the storage and access of essential customer and insurance information on their respective policyholders since such information will be vitally important for the ability to compete effectively in the financial services marketplace of the future, particularly with the enhanced levels of service required to meet customer expectations; and

WHEREAS, the fundamental technological infrastructure, applications, processes and methodologies necessary to develop and support a wholesale migration to a new, electronic commerce environment will be required to sustain and enhance services and products delivered to subscribers and policyholders of the insurers; and

WHEREAS,   the  necessary   information   technology  to  meet  these   customer
expectations envisions policyholders having the capability of Internet access to their individual accounts and information; and

WHEREAS, because of their inter-related business relationships, it will be necessary for these companies to develop and utilize these systems on a shared basis; and

WHEREAS, it is the intent to distribute the costs of this necessary information technology among these companies on a fair and reasonable basis.

NOW, THEREFORE, intending to be legally bound, and for and in consideration of the mutual promises and consideration contained herein, the parties agree as follows:

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     1. Erie  Insurance  Exchange,  by and  through its  Attorney-in-Fact,  Erie
     Indemnity Company, will undertake to develop, cause to be developed, or purchase software programs of outside vendors ("Third Party Software") to be deployed and integrated into the following information technology application systems and infrastructure elements for the use and benefit of all of the members of the Erie Insurance Group:

         A. On-line Policy Processing System as more fully described in Exhibit A which is attached hereto.

         B. Customer Relationship Management System as more fully described in Exhibit B which is attached hereto.

         C. Required   Information  Technology  Infrastructure   as  more  fully
            described in Exhibit C which is attached hereto.

(hereinafter collectively referred to as the "OLPP/CRM Systems")

     2. The parties hereto recognize and acknowledge that the ownership of the intellectual property comprising these OLPP/CRM Systems will reside permanently with the Erie Insurance Exchange. All aspects of the OLPP/CRM Systems, including without limitation, programs and processing methodologies shall remain the sole and exclusive property of the Erie Insurance Exchange and shall not be sold, revealed, disclosed or otherwise communicated, directly or indirectly, by any company or entity entitled to use such OLPP/CRM Systems. It is expressly understood that no title to or ownership of the OLPP/CRM Systems, or any part thereof, is hereby transferred from the Exchange to any other company of the Erie Insurance Group. Such property rights as delineated herein do not extend to Third Party Software that may be integrated into the OLPP/CRM Systems, but appropriate licensing agreements will be obtained to include usage by all parties hereto.

     3. The Erie Insurance Exchange will undertake to assure that all companies that are parties to this Agreement will have equal access to the OLPP/CRM Systems for the benefit of their respective policyholders, and the Erie Insurance Exchange, subject to the terms and conditions of this Agreement, specifically grants to Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property & Casualty Company and Erie Insurance Company of New York a non-transferable perpetual license to use the OLPP/CRM Systems.

     4. All costs to develop, purchase, deploy, implement, integrate, and maintain the OLPP/CRM Systems (the "Costs of the OLPP/CRM Systems") will be incurred by and accrue to the Erie Insurance Exchange on and after the Effective Date hereof and no such costs have been incurred prior to the Effective Date hereto. The Costs of the OLPP/CRM Systems will be incurred as underwriting expenses established on the books and records of the Erie Insurance Exchange in accordance with statutory accounting practices and procedures. The Costs of the OLPP/CRM Systems will be ceded to the inter-company Reinsurance Pooling Agreement effective January 1, 1995 ("Reinsurance Pooling Agreement") among the parties hereto. In accordance with the terms of the Reinsurance Pooling Agreement, the Costs of the OLPP/CRM Systems will be borne by the parties hereto in accordance with

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     their  "Respective  Percentage  Share" as  established  in the  Reinsurance
     Pooling Agreement as follows:

                  Erie Insurance Exchange                     - 94.5%
                  Erie Insurance Company                      -  5.0%
                  Erie Insurance Company of New York          -  0.5%
                  Flagship City Insurance Company             -    0%
                  Erie Insurance Property & Casualty Co.      -    0%

     5. Erie Insurance Exchange will keep accurate and current records on the Costs of the OLPP/CRM Systems, including the cost of Third Party Software, as it is the intent of this Agreement to share such Costs of the OLPP/CRM Systems on a fair and reasonable basis among the user companies.

     6. This Section 6 of the Agreement is intended to establish the procedure for adjusting the sharing of the Costs of the OLPP/CRM Systems in the event that any of the Respective Percentage Shares as described in Section 4 of this Agreement are changed after the date of this Agreement.

Solely for purposes of this section, the following terms have the meanings set out below:

"Inception to Date Investment in OLPP/CRM Systems" shall mean the Costs of the OLPP/CRM Systems incurred from inception to the date of any change in the Respective Percentage Shares.

"Economic Life End Date" shall mean a date exactly seven years from the occurrence of the first of the following: (i) the date the OLPP/CRM Systems are ready to be "placed in service" as that term is generally understood in Generally Accepted Accounting Principles, or (ii) the date either one or both of the OLPP/CRM Systems are considered abandoned.

"Remaining Economic Life" shall mean the period of time, expressed in nearest whole months, between the date of any change in the Respective Percentage Share in the Reinsurance Pooling Agreement to the Economic Life End Date.

"Recapture Percentage" shall mean, for each entity which is a party to this Agreement, the change (positive or negative) derived by subtracting the revised Respective Percentage Share under any new or amended Reinsurance Pooling Agreement from the current Respective Percentage Share in the Reinsurance Pooling Agreement under the terms in existence as of the date of this Agreement.

"Remaining Economic Value" shall mean an amount computed by (i) dividing the Inception to Date investment in OLPP/CRM Systems by 84 (months), and (ii) multiplying that result by the Remaining Economic Life in months.

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In the event the Reinsurance Pooling Agreement Respective  Percentage Shares are
modified at any time prior to the Economic Life End Date, it is the intent of the parties that the cost sharing terms as provided for under this Agreement will be adjusted equitably, to share the costs considering the economic impact of any revised Respective Percentage Shares. The amount of the adjustment with respect to and among the parties to this Agreement shall be computed by multiplying the Recapture Percentage for the respect entity by the Remaining
Economic  Value.   The  parties  hereby  agree  to  settle  such  obligation  in immediately available funds not more than 30 days from the date the Reinsurance Pooling Agreement Respective Percentage Shares are changed, positive amounts representing amounts due the party, negative amounts reflecting amounts owed by the party.

     7. This Agreement shall be submitted in a timely and appropriate manner to the Pennsylvania Insurance Department in accordance with the Pennsylvania Insurance Holding Companies Act (40 P.S.ss.991.1405).

     8. It is the express intent of the parties to this Agreement to establish a fair and reasonable basis for the sharing of the Costs of the OLPP/CRM Systems. It is understood among the parties that this undertaking for the development of the OLPP/CRM Systems will proceed over a duration of more than one year and that unforeseen contingencies could occur that could disrupt the development process. Nevertheless, it is the intent of the parties to have equal access to the OLPP/CRM Systems and share fairly in the Costs of the OLPP/CRM Systems, and should circumstances arise that would require adjustments among the parties in the allocation of costs, then the parties will proceed to equitably adjust the costs in a manner that would be fair and reasonable taking into consideration all of the facts and circumstances and the interrelated business relationships of the parties.

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                            ERIE INSURANCE EXCHANGE
                            BY AND THROUGH ITS ATTORNEY-IN-
                            FACT ERIE INDEMNITY COMPANY


                   By:           /s/ Stephen A. Milne
                                     Stephen A. Milne
                                     President & CEO



                            FLAGSHIP CITY INSURANCE COMPANY


                   By:           /s/ Jeffrey A. Ludrof
                                     Jeffrey A. Ludrof
                                     Executive Vice President



                            ERIE INSURANCE COMPANY


                   By:           /s/ Jan R. Van Gorder
                                     Jan R. Van Gorder
                                     Sr. Executive Vice President



                            ERIE INSURANCE PROPERTY &
                            CASUALTY COMPANY


                   By:           /s/ Philip A. Garcia
                                     Philip A. Garcia
                                     Executive Vice President & CFO



                            ERIE INSURANCE COMPANY OF NEW YORK


                   By:           /s/ Timothy G. NeCastro
                                     Timothy G. NeCastro
                                     Senior Vice President & Controller

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                                     EHHIBIT A

                        ONLINE POLICY PROCESSING SYSTEM ("OLPP")


OLPP System is an integrated system of function, capabilities and features for electronic data entry automated underwriting rating, and automated policy processing built around a central customer file that enables servicing of all of the customer's policies. This integrated system captures detailed information on a customer and underwrites the policy as accurately and efficiently as possible for both commercial and personal lines. This digital system would eliminate paper as much as possible, creating a single, digital file for each policy and customer.

In addition to automated underwriting, features of OLPP include: on-line intelligence for agents to guide them through submissions, storage of quotes in client file organization, on-line viewing of stored quotes, automated policy issuance and document management, historical archiving of policy information, on-line change processing and management, automated renewal processing and workflow automated the initiation and processing of premium audits, management of certificates of insurance and proof of insurance and support reinsurance for commercial lines.

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                                     EXHIBIT B

                  CUSTOMER RELATIONSHIP MANAGEMENT SYSTEM ("CRM")


CRM is an information platform that provides a single view of the customer across the enterprise in support of all customer processes and touchpoints. CRM usually includes tools that enable sales force automation, customer interaction management and marketing automation tools.

Sales  force  automation   capabilities  aid  the  agents  with  lead  tracking,
appointment tracking, marketing materials shipping, and marketing effectiveness tracking. Its focus is on converting leads into sales.

Customer interaction management tracks all customer-enterprise communication across all communication channels - including call centers, agents, e-mail, and websites.

Marketing automation tools help the enterprise to manage its campaigns and promotions and to cross sell and up sell its products and services. Marketing assistance may occur in two ways: system initiated and user initiated. System initiated assistance is done using rule based alerts that prompt the sales person with potential cross selling and up selling opportunities. User initiated assistance is triggered by sales targets identified by querying the customer database.

This initiative will deliver a customer relationship management system that will enable a policyholder-centric focus at the agent and customer service level of interaction. This system will allow for the tracing of customer service inquiries, cross selling, up selling, and it will increase the productivity of the home office customer service representatives, agent customer service representatives and the agent. This initiative will focus on the customer interaction management and sales force automation portions of CRM. In addition, this initiative will enable ERIE to analyze the customer data captured by CRM.

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                                     EXHIBIT C

                     REQUIRED INFORMATION TECHNOLOGY INFRASTRUCTURE


Design and Implement Web Infrastructure

The majority of new applications deployed at ERIE will utilize a browser based user interface. Each of these applications should be built on a common web infrastructure, allowing new application deployment to be completed in a more timely fashion, minimizing custom development, reducing subsequent deployment and maintenance costs and providing the users of ERIE applications with a more homogeneous user experience.

The web infrastructure will centralize functions such as web content management and application and web server monitoring and management. The building of this infrastructure will primarily consist of choosing the appropriate software and hardware platforms for these key components and then deploying and integrating them with the ERIE environment.

Deployment of new ERIE applications will require the appropriate degree of integration with the web infrastructure. There will need to be one common registration process, a central repository of user access information and a single set of screens for user sign-on. Each application deployed must be able to recognize when a user has already signed onto ERIE and must be able to share key information with the centralized services such as registration data and event logging.

Data Transformation Architecture & Tools

The focus of this initiative is to purchase and integrate the tools required to support data extraction, cleansing and transformation for the creation of operational data stores and to support operational and analytical processing. This infrastructure will be essential for supporting a range of initiatives, including but not limited to:

o Creation of databases to support new operational systems, such as a CRM or a web enabled front end

o Creation of an environment where online analytical processing can be used to derive a greater understanding of ERIE's customers

o Creation of a data mart to support agent performance reporting and analysis

o        Any holistic customer-oriented reporting

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                                   EXHIBIT C

                     REQUIRED INFORMATION TECHNOLOGY INFRASTRUCTURE(Continued)



Integration Architecture

Integration architecture will be developed to enable a unified view of information to multiple back-end systems. This unified view is required to provide a common web front-end to back-end systems. The integration architecture is also required to ensure that multiple systems contain consistent information, improving the accuracy of reporting. Commitment to the architecture will ensure that applications are integrated to maximize flexibility and minimize cost.

The  integration  architecture  will provide  technology  adapters,  application adapters, tools for building custom adapters, metadata repository, transformation, content based routing, deployment tools, and management tools to monitor and adjust for quality and performance. The building of this infrastructure will primarily consist of choosing the appropriate software and hardware platforms for these key components and then deploying and integrating them with the ERIE environment.

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